EXHIBIT 1

                              TO STOCK OPTION GRANT

                                 SUSSEX BANCORP
                                 --------------

                         STOCK OPTION EXERCISE AGREEMENT
                         -------------------------------


         This Agreement is made this ________ day of  ________________,  20 ____
between   Sussex  Bancorp  (the   "Company"),   and  the  Optionee  named  below
("Optionee").

Optionee:_______________________________________________________________________

Social Security Number:_________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

Number of Shares Purchased:_____________________________________________________

Price Per Share:________________________________________________________________

Aggregate Purchase Price:_______________________________________________________

Date of Option Grant:___________________________________________________________

Type of Options Exercised: Incentive:_________________

                           Nonqualified:______________


Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Grant, as follows {check as applicable and complete}:

{} cash (check) in the amount of $_____________, receipt of which is acknowledged by the Company;
{} by delivery of _____________ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current fair market value of $______________ per share (as determined by the Board of Directors of the Company in good faith);
{} by the waiver hereby of compensation due or accrued for services rendered in the amount of $______________;
{} by delivery of all of the proceeds of a loan from a third party or the Company in the amount of $______________, which loan is guaranteed by the Company; and

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{}       by delivery of a "same day sale"  commitment  from the  Optionee  and a
         broker-dealer  that  is  a  member  of  the  National   Association  of
         Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price of $______________ and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company (this payment method may be used only if a public market for the Company's stock exists); or

{} by delivery of a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise this option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price of $______________ directly to the Company (this payment method may be used only if a public market for the Company's stock exists).

               The Company and Optionee hereby agree as follows:

               1. Purchase of Shares. On this date and subject to the terms and conditions of this Agreement, Optionee hereby exercises the Stock Option Grant between the Company and Optionee dated as of the Date of Option Grant set forth above (the "Grant"), with respect to the Number of Shares Purchased set forth above of the Company's Common Stock (the "Shares") at an aggregate purchase price equal to the Aggregate Purchase Price set forth above (the "Purchase Price") and the Price per Share set forth above (the "Purchase Price Per Share"). The term "Shares" refers to the Shares purchased under this Agreement and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares. Capitalized terms used herein that are not defined herein have the definitions ascribed to them in the Plan or the Grant.

         2. Representations of Purchaser. Optionee represents and warrants to the Company that:


                a. Optionee has received, read and understood the Company's 2001
                   Equity Incentive Compensation Plan (the "Plan") and the Grant and agrees to abide by and be bound by their terms and conditions.

                b. Optionee  agrees  that the Shares  are  subject to the terms, conditions and restrictions of the Plan, the Grant and this Agreement and that no other terms, conditions or restrictions, whether oral or written, shall govern.

                a.

         3. Compliance with Securities Laws. Optionee understands and acknowledges that the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act of 1933 (the "1933 Act") and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

         4. Entire Agreement. The Plan and Grant are incorporated herein by reference. This Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings

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and  agreements of the Company and Optionee  with respect to the subject  matter hereof, and are governed by New Jersey law except for that body of law pertaining to conflict of laws.



                     [Remainder of Page Intentionally Blank]








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                                 SUBMITTED BY:

                                 OPTIONEE ________________________________
                                                   [Print Name]


                                          --------------------------------
                                                   [Signature]


                                 DATED:   ________________________________

                                 ADDRESS: ________________________________

                                          ________________________________



                                  ACCEPTED BY:

                                  SUSSEX BANCORP


                                  By:_____________________________________
                                        Name:
                                        Title:



                                       18
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                                 SUSSEX BANCORP

                               REVOCABLE PROXY FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 2001

                  Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Candace A. Leatham and Terry H. Thompson and each of them, with full power of substitution, to vote all of the shares of Sussex Bancorp (the "Company") standing in the undersigned's name at the Annual Meeting of Shareholders of the Company, to be held at the Augusta office of The Sussex County State Bank (the "Bank"), 100 Route 206, Augusta, New Jersey, on Wednesday, April 25, 2001, at 10:30 A.M., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

         This proxy will be voted as specified below. If no choice is specified, the proxy will be voted "FOR" Management's nominees to the Board of Directors and "FOR" approval of the 2001 Stock Option Plan.

         The Board of Directors recommends a vote for its nominees.

         1. Election of the following three (3) nominees to each serve on the Board of Directors for a term of three (3) years and until their successors are elected and duly qualified: Irvin Ackerson, William
              E. Kulsar, Terry Thompson

              [_]  FOR ALL NOMINEES


         TO WITHHOLD AUTHORITY FOR ANY OF THE ABOVE NAMED NOMINEES, PRINT THE NOMINEE'S NAME ON THE LINE BELOW:

--------------------------------------------------------------------------------


              |_|  WITHHOLD AUTHORITY FOR ALL NOMINEES

         2. Approval of the Sussex Bancorp 2001 Stock Option Plan, which provides for options to purchase 165,000 shares of Common Stock to be issued to officers, employees and directors of the Company and its affiliates.

                             |_|            FOR

                             |_|            AGAINST

                             |_|            ABSTAIN

         3. In their discretion, such other business as may properly come before the meeting.



Dated:                          , 2001.
      --------------------------            ---------------------------
                                            Signature

                                            ---------------------------
                                            Signature




(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)


PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.